UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 5, 2004

Answerthink, Inc.

(Exact name of registrant as specified in its charter)

FLORIDA	0-24343	65-0750100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1001 Brickell Bay Drive, Suite 3000 Miami, Florida	33131
(Address of principal executive offices)	(Zip Code)

(305) 375-8005

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events and Required FD Disclosure.

On August 5, 2004, Answerthink, Inc. (“Answerthink”), reached an agreement with the United States Internal Revenue Service (the “IRS”) regarding its claim of an ordinary loss under Section 165(g)(3) of the Internal Revenue Code (“Code”) for its stock investment in its Think New Ideas, Inc. (TNI) subsidiary on its consolidated U.S. federal income tax return for the tax year ended January 3, 2003. The agreement with the IRS represents the final step in this review process. Pursuant to the agreement, Answerthink and the IRS agreed that Answerthink satisfied the legal requirements for sustaining its claim to an ordinary loss under Section 165(g)(3) of the Code related to its stock ownership interest TNI for the 2002 tax year ended January 3, 2003 in the amount of $77,343,763. The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement filed as Exhibit 10.1 hereto, which is incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

The following exhibits are furnished as part of this report:

99.1	Form 906 Closing Agreement—Final Determination Covering Specific Matters Under Section 7121 of the Internal Revenue Code by and between Answerthink, Inc. and the Commissioner of Internal Revenue.

99.2	Press release dated August 6, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANSWERTHINK, INC.

Date: August 6, 2004	By:	/S/ FRANK A. ZOMERFELD
Frank A. Zomerfeld General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
99.1	Form 906 Closing Agreement—Final Determination Covering Specific Matters Under Section 7121 of the Internal Revenue Code by and between Answerthink, Inc. and the Commissioner of Internal Revenue.

99.2	Press release dated August 6, 2004.